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                                                                   EXHIBIT 10.23


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  Made and entered into in on January 1st, 2006


Between:           OMRIX BIOPHARMACEUTICALS LTD.
                   Building 14, Kiryat Weizman
                   Rehovot, Israel
                   (hereinafter:  the "COMPANY")

                                                    ON THE ONE PART

and:
                   MICHAEL BURSHTINE, I.D. No. 058717687
                   Residing at 14 Finstein Street Tel Aviv, Israel (hereinafter the "EMPLOYEE")
                                                    ON THE SECOND PART

WHEREAS the Employee and the Company have entered into an Employment Agreement dated February 8, 2004 (the "EMPLOYMENT AGREEMENT");

WHEREAS,    the Employee continues to be employed with the Company;

WHEREAS, the Employee and the Company wish to amend and restate the Employment Agreement effective as of January 1st , 2006 (the "AMENDMENT DATE");

1.   HEADINGS

     The headings of the sections in this Agreement are for convenience only and shall not be used for the purpose of interpretation of this Agreement.

2.   DEFINITIONS

     Capitalized terms and expressions shall have the meaning indicated next to each one of them:

     "EFFECTIVE DATE" - means the first date of employment of the Employee by the Company, being April 18, 2004.

     "TERM" - has the meaning ascribed to it in Section 11.1 below.

     "OMRIX GROUP" - shall mean Omrix Biopharmaceuticals Inc. (the "PARENT"), and all of its subsidiaries, including Omrix Biopharmaceuticals S.A., the Company and Biopex Ltd.

THE EMPLOYMENT

     2.1. During the Term (as defined below), the Employee shall serve as Senior Vice President and Chief Financial Officer ("CFO") of the Omrix Group (hereinafter The "POSITION"). The Employee hereby undertakes to devote his full-time attention and energies and use his best efforts in his employment with the Company and for the Omrix Group.The official employer of the Employee shall be the Company.

     2.2. During the Term, the Employee's duties and responsibilities shall be as provided in Section 3 hereof and shall include those duties and responsibilities customarily performed by a CFO or as may be assigned to the Employee from time to time by the Company's Chief Executive Officer (the "CEO").

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     2.3. The working place of the Employee is Israel. However, the Employee recognizes that the Position require extensive travel to the office of the CEO in Belgium and possibly, subject to a formal request by the Company a relocation to Belgium or to the USA for several years. The financial terms in case of a request for relocation will be agreed between the parties separately.

     2.4. The Employee shall be reporting to the CEO.

     2.5. The Employee hereby represents that, to the best of his knowledge, there is no hindrance, whether by law, by Agreement, or in any other way, to his employment by any member of the Omrix Group in the Position and on terms stated herein. The Employee agrees that, in the event the Employee breaches this representation under this Sub-Section, he will indemnify and hold harmless the Omrix Group from and against any claims, losses, damages and expenses arising out of such breach.

3.   THE EMPLOYEE'S DUTIES

     3.1. The Employee undertakes to fulfill his Position diligently, devotedly, expertly and honestly, and to use all his abilities, knowledge, experience and expertise for the benefit of the Omrix Group and to do his utmost to further the business interest of the Omrix Group and to devote all the time reasonably required for this purpose.

     3.2. The Employee undertakes to perform his obligations hereunder in accordance with the Omrix Group's corporate ethics, principles and rules. The management of the Company shall always be carried out in conformity with the procedures, practices, policies and the objectives of the Company as determined and manifested by its Board of Directors.

     3.3. Throughout the Term, without the consent of any member of the Omrix Group, the Employee will not be entitled to engage, directly or indirectly, in any other work or occupation without the prior approval of the CEO, irrespective of whether or not the Employee is remunerated for such work and/or services and/or engagement.

     3.4. The Employee undertakes to inform the CEO without delay of any business and/or matter in which he has a personal interest and which, to the Employee's best judgment, may cause a conflict of interest with the Position.

4.   PERSONAL AGREEMENT

     4.1. This Agreement is personal and specific, defines the entire scope of relationship between the Employee and the Company and determines exclusively the terms under which the Employee is employed by the Company.

     4.2. In light of the above, the provisions of any collective bargaining agreement which exist or shall exist do not, and will not, apply to the employment of the Employee hereunder, whether such agreement was signed among the government, the General Federation of Labor and Employers' organizations, or any such parties, or whether signed by others, in relation to the field or fields of the Company or in relation to the kind of employees the Employee belongs to.

     4.3. It is agreed between the parties that the Position is a management position which requires a special measure of personal trust, as stipulated in section 30(a)(5)(6) of the WORKING HOURS AND REST LAW, 1951. In light of such trust relations, the provisions of the said Law will not apply to the Employee's employment by the Company and the Employee shall not be entitled to demand or accept payment for overtime and that the salary specified in Section 6.1, will also include compensation and global payment for any and all hours which the Employee will spend while discharging his duties for the Company.

     4.4. Furthermore it is expressly agreed that the terms of the Employee's employment as stated herein will not be affected or altered by the terms of employment of any other employee of the Company or the Omrix Group and that the terms of the Employee's


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          employment by the Company shall be determined exclusively by the law and/or the provisions of this Agreement and/or according to any changes, if any, of the law, and/or by mutual agreement of the parties.

5.   SALARY AND TERMS OF EMPLOYMENT

     During the Term, the Company will pay the Employee in return for his work and for the execution of this Agreement, the following salary and other payments and benefits as follows:

     5.1. Salary

          5.1.1. A gross monthly salary of US$12,500 to be paid in US dollars. Each monthly salary will be paid not later than by the 9th day of each calendar month for the previous month work (hereinafter "THE BASIC SALARY").

          5.1.2. The Basic Salary as indicated above is before taxes (gross) and includes payments in full for overtime, including the time spent abroad.

          5.1.3. The Employee agrees that he is not entitled to any social benefits and fringe benefits other than those listed herein, as compensation or salary in excess of the Basic Salary.

     5.2. Employee Benefits

          The Employee shall be entitled to the following benefits:

          5.2.1. Personal Car: The Company shall place at the Employee's disposal, for his and his immediate family exclusive use, a company car (at the standard of Omrix Group executive management), in order to enable the performance of the Employee's duties and responsibilities. The above car shall remain at the Employee's disposal at any time, including during vacation. The Company shall pay and/or reimburse the Employee for tax, gasoline, maintenance and parking expenses in relation to the said car. The Employee will not be entitled to a refund for expenses due to traffic tickets.

          5.2.2. Vacation: The Employee shall be entitled to an annual vacation of 22 (thirty) working days. Up to 50 (fifty) vacation days may be accumulated.

          5.2.3. Sick Leave: The Employee shall be entitled to up to 30 (thirty) days fully paid Sick Leave a year. The Employee shall not be entitled to accumulate Sick Leave days beyond a period of 6 (six) months. The unused Sick Leave days shall not be redeemable. Notwithstanding the above, the Employee shall not be entitled to receive a portion of the Basic Salary during Sick Leave in the event that he shall receive equivalent payments from an insurance company in accordance with the provisions of Section 6.2.5.

          5.2.4. Recreation Payment: The Employee shall be entitled to Recreation Payment for 10 (ten) days, to be paid at the end of each work year, in the amount required by law.

          5.2.5. Managers' Insurance Policy: The Company shall effect a Managers' Insurance Policy, or maintain the Employee's Managers' Insurance Policy, as shall be directed by the Employee in its sole discretion (hereinafter: the "POLICY") in the name of the Employee and shall pay a sum which equals to 18.83% of the Employee's Basic Salary towards such Policy, of which 8.33% will be on account of severance pay and 5% on account of pension fund payments. The Company shall deduct 5% from the Employee's Basic Salary to be paid on behalf of the Employee towards such Policy. An additional amount which equals to 2.5% of the


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                    Employee's Basic Salary shall be paid by the Company on
                    account of the Employee's disability pension payments.

          5.2.6. Continued Educational Fund (CED): The Company shall pay in respect of the Employee, each month, an amount equals to 7.5% of his gross Salary, into a Continued Educational Fund approved as such by the Tax Authorities. The Employee shall pay each month to the above Fund an amount equivalent to 2.5% of his gross Salary.

          5.2.7. Mobile Phone: During the term of this Agreement, the Company shall reimburse the Employee for all his mobile phone expenses.

          5.2.8.    Bonus:

                    With respect to the period up to the Amendment Date, the Employee shall be entitled to receive the bonuses as per the wording of the Employment Agreement prior to this Amendment which is made on the Amendment Date.

                    Starting from the Amendment Date, each year the Employee will be entitled to receive a the following bonus on an annual basis: (a) an unconditional minimum amount of US$30,000 (the "BASE BONUS"); and (b) a discretionary additional amount of up to 36% of the Employee's aggregate annual Basic Salary (the criteria for evaluation of such additional bonus entitlement under sub section (b) will be based 50% on evaluation of the Employee's performance of its duties hereunder and 50% on the performance of the Omrix Group (the "PERFORMANCE BONUS"). The Base Bonus and Performance Bonus will not carry any social benefits. The Base Bonus will be paid in four equable quarterly installments.

          5.2.9. Telephone: The Company will cover the cost of the private home telephone line of the Employee.

6.   NON-COMPETITION

     6.1. Without prejudice to any of the Employee's other undertakings in respect of applicable unfair competition regulations, it is agreed that during the Term and during a period of two (2) years after its termination, for any reason, the Employee shall not directly or indirectly, individually for his own account or as an employee, shareholders, partner, consultant of any firm, partnership, corporation or other entity or in any other capacity whatsoever be involved in the business of plasma fractionation and/or plasma derivative products including but not limited to biological surgical or fibrin adhesives, in the world.

     6.2. During the Term, and for a period of two (2) years after its termination, for any reason, the Employee shall not, directly of indirectly, either on his own behalf or on behalf of any other person, firm, corporation or other entity, without prior written consent of the Company:

          (a) Attempt in any manner to persuade any client of the Company and/or the Omrix Group to cease to do business or to reduce the amount of business which any client has customarily done or contemplates doing with any of the Company and/or the Omrix Group, whether or not the relationship between the Omrix Group and such client was originally established, in whole or in part, through the Employee's efforts; and/or

          (b) Employ or attempt to employ any person who is then in the employ of any of the Company and/or the Omrix Group or was in the employ of any of the Company and/or the Omrix Group within six
                (6) months prior to the Employee's termination of employment;
                and


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          (c)   Solicit business of any client of the Company and/or the Omrix
                Group unless such solicitation is for the benefit of the Company and/or the Omrix Group, or render any services of the type usually rendered by the Company and/or the Omrix Group to any such client of the Company and/or the Omrix Group unless such services are rendered for the benefit or on behalf of the Company and/or the Omrix Group or unless such services are without breach of the Employee's obligations under Section 6.1 above.

7.   NON DISCLOSURE OF INFORMATION

     7.1. The Employee shall not at any time, during the term of this Agreement or thereafter, use for his own account or for the account of any third party any of the clients lists, trade secrets or other proprietary information or any trade name, trademark, service mark or other proprietary business designation used or owned by the Company and/or by the Omrix Group.

     7.2. During the term of this Agreement and thereafter, the Employee may receive or have access to Company's and/or Omrix Group's confidential, proprietary information or documents not in the public domain and to confidential or proprietary information of any clients of the Company and/or of the Omrix Group. The Employee agrees to receive such information in confidence and not to disclose at any time, or use (except in the course of his employment hereunder and in furtherance of the business of the Company and/or the Omrix Group), during the term of this Agreement or thereafter, such information without the express written consent of the Company (given by the CEO) or of the Omrix Group, as the case may be. Without limiting the foregoing, the Employee shall not, during the term of his employment, or at any time thereafter, copy or reproduce for the Employee's use or give, divulge, reveal or otherwise disclose to any person, corporation, partnership or other business or professional entity, except as authorized to do so by the Company's CEO, any form, document, written material or computer program, or any method, formula, plan, advertisements or advertising campaigns or plans created, developed or utilized by the Companies and/or by the Omrix Group or by the Employee as an employee of the Company for the purpose of rendering services, programs or other products and materials to the clients of the Company and/or of the Omrix Group, nor will the Employee copy or reproduce for the Employee's use or give, divulge, reveal or otherwise disclose to any person, corporation, partnership or other business or professional entity, except as authorized to do so by the CEO, any confidential business information of any client of the Company or the Omrix Group.

8.   TAXES

     8.1. Unless otherwise specifically indicated in this Agreement, the Company shall not pay any tax or other obligatory payments such as Income Tax, Social Security or Health Tax which the Employee is obliged to pay by law.

     8.2. The Company shall deduct from any payment or fringe benefit to which the Employee shall be entitled in accordance with this Agreement, taxes and other obligatory payments as required by law, and shall transfer to the proper authorities any and all such taxes, deductions and allocations.

9.   HAND OVER TO SUCCESSOR

     Upon termination of the Employee's employment by the Company for whatever reason, the Employee shall hand over, in an orderly manner, to his successor or to any other person of the Company's choice, all the information and documentation in his possession. Without derogating from the above the Employee shall, upon the Company's written request, immediately hand over to the Company any and all documents, information and any other material in his possession which belongs to the Company and/or the Omrix Group and/or any of their clients, including documentation which was prepared by the Employee during the course of his employment.


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10.  INTELLECTUAL PROPERTY RIGHTS

     10.1. The Employee shall notify the Company in writing of any copyright, patent, invention, improvement of process or design in his possession developed and/or obtained by him during the Term and shall hand over any such rights and documents exclusively to the Company.

     10.2. Any title and/or right to any invention, development, copyright, parent, improvement of process or design developed by the Employee during the Term shall belong exclusively to the Company and the Employee hereby waives any right therein.

     10.3. The Employee shall sign, if requested by the Company to do so, any document required in order to file, in the name of the Company, an application for patent, copyright, trademark, registered design etc., in respect of any invention, patent, improvement of process, design, text, etc., developed/invented by the Employee during the Term.

     10.4. The Employee shall take whatever reasonable steps shall be necessary in order to protect and maintain intact the Company's business and interests.

11.  TERM AND TERMINATION

     11.1. This Agreement shall come into effect on the Effective Date and shall terminate not sooner than April 18, 2007 (the "ANNIVERSARY DATE") and will, on the Anniversary Date and on each anniversary of the Anniversary Date thereafter, automatically renew for an additional period of one (1) year period, unless a notice of intent not to renew shall be delivered in accordance with this Section 11 by either the Company or the Employee, each in its sole discretion and as the case may be, at least six (6) months prior to such anniversary date (the "TERM").

     11.2. Notwithstanding Sub-Section 11.1, the Company shall be entitled to dismiss the Employee and to terminate his employment forthwith (with immediate effect) in the event of Cause or Disability.

           11.2.1. CAUSE - shall mean that (a) the Employee acts contrary to the instructions of the CEO of the Company or materially exceeds the limits of his authority as described herein or in written instructions executed by the CEO; provided that such action or omission form action is not a result of a requirement of a court order or applicable law; or (b) the Employee behaves in a manner which materially deviates from the very high standards of integrity expected from a Senior Executive; or (c) the Employee is charged with a criminal offence other than traffic violation, or (d) the Employee is in a material breach of its obligations under Section 7 hereof; or (e)the Employee is in a material breach of its obligations under Section 6 hereof; or (f) the Employee is in a material breach of its obligations under Section 3 hereof; or (g) the Employee fraudulently reports falsely or inaccurately about his activities and/or about the business of the Company and/or the Omrix Group; or (h) the Employee makes fraudulent representations toward third parties as to the policy of any member of the Omrix Group or the services/products provided/rendered by it.

           11.2.2. DISABILITY - shall mean a physical or mental incapacity lasting for a period of not less than (a) sixty (60) days in any twelve (12) month period which renders the Employee unable to perform his responsibilities and duties under this Agreement.

     11.3. Upon termination for Cause, the Employee will receive his basic Salary and other compensation and benefits earned under this Agreement but not yet paid or delivered as of the date of termination of this Agreement but will not be entitled to severance pay, the right to receive the Company contribution to the Policy or to any other compensation from the Company.


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     11.4. Upon termination of the Employee's employment with the Company, by the Company other than termination for Cause, the Employee shall be entitled to (a) his Basic Salary payable through the Anniversary Date or the respective anniversary of the Anniversary Date, as the case nay be (in each case, the "TERMINATION PERIOD") as if the Employee were to be employed for such Termination Period, plus (b) a pro rata portion of the Base Bonus and Performance Bonus for the Termination Period, plus (e) any and all other accrued compensation and benefits earned under this Agreement but not yet paid or delivered to the Employee as of the date of the termination of the Agreement, including the use of the car and payment of expenses during the Termination Period, severance pay required by law and the right to receive the Policy shall be automatically assigned to the Employee.

     11.5. It is hereby agreed that in the event that the Company transfers the ownership of the Policy or any other insurance policy or the right to receive such policy to the Employee, then the 8.33% paid by the Company on account of severance pay and included in such transfer shall be credited against any obligation that the Company may have to pay severance pay to the Employee pursuant to the Severance Pay Law, 1963.

12.  CONTINUOUS EMPLOYMENT; SURVIVAL OF PROVISIONS.

     It is hereby acknowledged and clarified that the employment of the Employee by the Company has commenced on the Effective Date and the Employee shall continue to be employed by the Company on a continuous ongoing basis until the termination of this Agreement pursuant to its terms. It is further clarified that the amending and restating of the Employment Agreement hereunder shall not effect its validity and the Employment Agreement, as amended, shall remain in full force and effect with respect to the employment of the Employee.

13.  WAIVER SHALL NOT CONSTITUTE A PRECEDENT

     The failure of any party to enforce at any time any provision of this Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed to be a waiver of such provisions, rights of elections.

14.  SEVERABILITY

     In case one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

15.  INVALIDITY OF PREVIOUS AGREEMENTS

     This Agreement represents the entire understanding and agreement between the parties hereto and supersedes all prior negotiations, representations and agreements made by and between the parties prior to this Agreement in connection with the Employee's employment by the Company, whether in writing, orally or in any other way.

16.  AMENDMENTS


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     This Agreement may be amended only by a written document executed by all parties hereto and any amendment purportedly made in any other way shall not be binding on the parties hereto.

17.  NOTICES

     The addresses of the parties are as indicated in the preamble to this Agreement and any notice sent by one of the parties to the other party by registered mail to the above addresses shall be deemed to have been received by the addressee three (3) business days after being posted, postage pre-paid, and in the event of hand delivery - at the time of such delivery.


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18.  LAW AND JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, and the competent Courts in Tel-Aviv-Jaffa will have the sole jurisdiction in any dispute arising hereunder.

     IN WITNESS WHEREOF the above parties have executed this Amended and Restated Agreement on the date first hereinabove written.

     /s/ Robert Taub                   /s/ Michael Burshtine
------------------------------        ------------------------
OMRIX BIOPHARMACEUTICALS LTD.          MICHAEL BURSHTINE


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